Exhibit 23.1

Kreit & Chiu CPA LLP

200 Park Ave, 16th Floor, # 1014

New York, NY 10017

(949) 326-CPAS (2727)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 27, 2023 relating to the consolidated financial statements of Datasea Inc, which appears in Datasea Inc.’s Form 10-K for the year ended June 30, 2023.

/s/ Kreit & Chiu CPA LLP (Formerly Paris, Kreit & Chiu CPA LLP)

Los Angeles, California

October 26, 2023